Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 21, 2012 relating to the financial statements and financial highlights which appear in the July 31, 2012 Annual Reports to Shareholders of iShares FTSE China (HK Listed) Index Fund, iShares FTSE China 25 Index Fund, iShares FTSE Developed Small Cap ex-North America Index Fund, iShares Morningstar Multi-Asset Income Index Fund, iShares MSCI ACWI ex US Consumer Discretionary Sector Index Fund, iShares MSCI ACWI ex US Consumer Staples Sector Index Fund, iShares MSCI ACWI ex US Energy Sector Index Fund, iShares MSCI ACWI ex US Financials Sector Index Fund, iShares MSCI ACWI ex US Health Care Sector Index Fund, iShares MSCI ACWI ex US Index Fund, iShares MSCI ACWI ex US Industrials Sector Index Fund, iShares MSCI ACWI ex US Information Technology Sector Index Fund, iShares MSCI ACWI ex US Materials Sector Index Fund, iShares MSCI ACWI ex US Telecommunication Services Sector Index Fund, iShares MSCI ACWI ex US Utilities Sector Index Fund, iShares MSCI ACWI Index Fund, iShares MSCI All Country Asia ex Japan Index Fund, iShares MSCI All Country Asia ex Japan Small Cap Index Fund, iShares MSCI All Country Asia Information Technology Index Fund, iShares MSCI EAFE Growth Index Fund, iShares MSCI EAFE Index Fund, iShares MSCI EAFE Minimum Volatility Index Fund, iShares MSCI EAFE Small Cap Index Fund, iShares MSCI EAFE Value Index Fund, iShares MSCI Emerging Markets Financials Sector Index Fund, iShares MSCI Emerging Markets Materials Sector Index Fund, iShares MSCI Europe Financials Sector Index Fund, iShares MSCI Far East Financials Sector Index Fund, iShares MSCI Kokusai Index Fund, iShares MSCI USA Minimum Volatility Index Fund, iShares NYSE 100 Index Fund, iShares NYSE Composite Index Fund, iShares PHLX SOX Semiconductor Sector Index Fund, iShares S&P Aggressive Allocation Fund, iShares S&P Conservative Allocation Fund, iShares S&P Growth Allocation Fund, iShares S&P Moderate Allocation Fund, iShares S&P North American Natural Resources Sector Index Fund, iShares S&P North American Technology Sector Index Fund, iShares S&P North American Technology-Multimedia Networking Index Fund, iShares S&P North American Technology-Software Index Fund, iShares S&P Target Date 2010 Index Fund, iShares S&P Target Date 2015 Index Fund, iShares S&P Target Date 2020 Index Fund, iShares S&P Target Date 2025 Index Fund iShares S&P Target Date 2030 Index Fund, iShares S&P Target Date 2035 Index Fund, iShares S&P Target Date 2040 Index Fund, iShares S&P Target Date 2045 Index Fund, iShares S&P Target Date 2050 Index Fund, and iShares S&P Target Date Retirement Income Index Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

November 20, 2012